Exhibit 10.3

CONFORMED EXECUTION COPY

ACCOUNT CONTROL AGREEMENT

AGREEMENT (as amended, modified, restated and/or supplemented from time to time, this “Agreement”), dated as of August 6, 2004, among each undersigned grantor (each, a “Grantor” and, together with any other entity that becomes a Grantor hereunder pursuant to Section 17 hereof, the “Grantors”), The Bank of New York, as Collateral Agent (the “Collateral Agent”), and The Bank of New York, as Custodian (the “Custodian”), (i) with which one or more deposit accounts (as defined in Section 9-102 of the UCC) as identified on Annex A attached hereto are maintained by each Grantor (with all such deposit accounts now or at any time in the future maintained by the Grantors with the Custodian as “Collateral Accounts” (as defined in the Security Agreement (as defined below)) being herein called the “Deposit Accounts” and each, a “Deposit Account”) and (ii) with which one or more securities accounts (as defined in Section 8-501 of the UCC) as identified on Annex A attached hereto are maintained by each Grantor (with all such securities accounts now or at any time in the future maintained by the Grantors with the Custodian as “Collateral Accounts” (as defined in the Security Agreement) being herein called the “Securities Accounts” and each a “Securities Account”) and together with the Deposit Accounts, the “Collateral Accounts” and each, a “Collateral Account”). Except as otherwise defined herein, all capitalized terms used herein and defined in the Security Agreement (as defined below) shall be used herein as therein defined.

W I T N E S S E T H :

WHEREAS, Endurance Specialty Holdings Ltd. (the “Parent Borrower”), various Designated Subsidiary Borrowers, the lenders from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, as Administrative Agent (together with any successor Administrative Agent, the “Administrative Agent”), and Wachovia Bank, National Association, as Syndication Agent, have entered into a Credit Agreement, dated as of August 6, 2004 (as amended, modified, supplemented or amended and restated from time to time, the “Credit Agreement”), providing for the making of Loans to the Borrowers and the issuance of, and participation in, Letters of Credit for the account of the Designated Subsidiary Borrowers, all as contemplated therein (the Lenders, the Administrative Agent, the Collateral Agent and each other agent under the Credit Agreement are herein called the “Secured Creditors”);

WHEREAS, each Grantor, the Collateral Agent, the Custodian and the Administrative Agent have entered into a Security Agreement, dated as of August 6, 2004 (as amended, amended and restated, modified or supplemented from time to time, the “Security Agreement”), under which, among other things, in order to secure the payment of its respective Secured Obligations (as defined in the Security Agreement), such Grantor has severally granted a security interest to the Collateral Agent for the benefit of the Secured Creditors in all of the right, title and interest of such Grantor in and to such Grantor’s Collateral (as defined in the Security Agreement);

WHEREAS, each Grantor desires that the Custodian enter into this Agreement in order (i) to establish “control” (as defined in Section 9-104 of the UCC) of the Collateral Agent over each Deposit Account of such Grantor at any time or from time to time maintained by such Grantor with the Custodian and all Cash, instruments, credit balances and other property credited thereto from time to time and (ii) to establish “control” (as defined in Section 8-106 of the UCC) of the Collateral Agent over each Securities Account of such Grantor at any time or from time to time maintained by such Grantor with the Custodian and all Securities, Security Entitlements, Financial Assets, Cash, credit balances and other property credited thereto from time to time, and in order to otherwise perfect the security interest of the Collateral Agent in the Deposit Accounts and Securities Accounts and (iii) to provide for the rights of the parties under this Agreement with respect to such Collateral Accounts, it being understood that the Custodian has no responsibility with respect to the validity or perfection of the security interest otherwise than to act in accordance with the terms of this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.   Definitions.   As used herein the following terms shall have the following meanings:

“Entitlement Holder” shall mean a person identified in the records of the Custodian as the person having a Security Entitlement (as defined in the Security Agreement) against the Custodian.

“Entitlement Order” shall mean a notification communicated to the Custodian directing transfer or redemption of a Financial Asset (as defined in the Security Agreement) in which the Entitlement Holder has a Security Entitlement.

2.   The Collateral Accounts.   Annex A attached hereto (and as it may be amended, modified and restated from time to time) contains a complete and accurate description of each Deposit Account and each Securities Account maintained by each Grantor with the Custodian. Each Grantor and the Custodian agree to maintain at all times such Collateral Accounts in the name of the respective Grantor. The Custodian shall not change the name or account number of any Collateral Account without the prior written consent of the Collateral Agent. The Collateral Accounts listed on Annex A hereto do not contain Collateral which is registered in the name of, payable to or to the order of, or specifically indorsed to a Grantor or any other Person other than the Custodian, which has not been indorsed to the Custodian or in blank, and the Securities Accounts contain only securities that are primarily cleared and settled within the United States. To the Custodian’s knowledge, the Security Entitlements arising out of the Collateral carried in the Securities Accounts are valid and legally binding obligations of the Custodian, and the Custodian has not been notified in writing of any claim to or interest in the Collateral, except for the claims and interest of the Collateral Agent and the Grantors in the Collateral.

3.   Control; Collateral Agent’s Right to Give Instructions as to Collateral Accounts.   (a) Notwithstanding any separate agreement that any Grantor may have with the Custodian or any other Person, the Collateral Agent shall be entitled, for purposes of this Agreement, at any time to give the Custodian Entitlement Orders and instructions as to the withdrawal or disposition of any funds, property or Securities from time to time credited to any Collateral Account, or as to any other matters relating to any Collateral Account or any other Collateral, without further consent from the Grantor or any other Person. Each Grantor hereby irrevocably authorizes and instructs the Custodian, and the Custodian hereby agrees, to comply with any and all Entitlement Orders and instructions originated by the Collateral Agent without any further consent from such Grantor or any other Person. Such instructions may include the giving of stop payment orders for any items being presented to any Deposit Account for payment. The Custodian shall not comply with any Entitlement Order or other instruction concerning Collateral held in any Collateral Account from any Grantor or any other Person, other than the Collateral Agent or its authorized representatives, unless such Entitlement Order or instruction has been consented to in writing by the Collateral Agent. The Custodian shall be fully entitled to rely on, and shall comply with, such instructions from the Collateral Agent even if such instructions are contrary to any instructions or demands that the Grantor or any other Person may give to the Custodian. In case of any conflict between any Entitlement Orders or instructions received by the Custodian from the Collateral Agent and any Entitlement Orders or instructions received by the Custodian from any Grantor or any other Person other than the Collateral Agent, the Entitlement Orders and instructions originated by the Collateral Agent shall prevail.

(b)   It is understood and agreed that the Custodian’s duty to comply with instructions and Entitlement Orders from the Collateral Agent regarding the Collateral Accounts is absolute, and the Custodian shall be under no duty or obligation, nor shall it have the authority, to inquire or determine whether or not such instructions are in accordance with the Security Agreement or any other Credit Document, nor seek confirmation thereof from any Grantor or any other Person.

4.   Standard of Care.   Notwithstanding any provision contained herein or in any other document or instrument to the contrary, neither the Custodian nor any of its officers, employees or agents shall be liable (i) for following the instructions of the Collateral Agent and (ii) in all other respects, for any action taken or not taken by it (or them) under or in connection with this Agreement, except for the Custodian’s (or their) own negligence or willful misconduct. In no event shall the Custodian be liable for indirect, special or consequential damages of any kind whatsoever (including lost profits and lost business opportunity) even if it is advised of the possibility of such damages and regardless of the form of action in which any such damages may be claimed. Without limiting the foregoing, and notwithstanding any provision to the contrary elsewhere, the Custodian, its affiliates and their respective officers, directors, employees and agents:

(a)   shall have no responsibilities, obligations or duties other than those expressly set forth in this Agreement, and no implied duties, responsibilities or obligations shall be read into this Agreement against the Custodian; without limiting the foregoing, the Custodian shall have no duty to preserve, exercise or enforce rights in the Collateral (against prior parties or otherwise);

(b)   may in any instance where the Custodian determines that it lacks or is uncertain as to its authority to take or refrain from taking certain action, or as to the requirements of this Agreement under any circumstance before it, delay or refrain from taking action unless and until it has received instructions from the Collateral Agent or advice from legal counsel (or other appropriate advisor), as the case may be;

(c)   so long as it and they shall have acted (or refrained from acting) in good faith, shall not be liable for any error of judgment in any action taken, suffered or omitted by, or for any act done or step taken, suffered or omitted by, or for any mistake of fact or law, unless such action constitutes gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable decision) on its (or their) part;

(d)   may consult with legal counsel selected by it (or other experts for the Collateral Agent or any Grantor), and shall not be liable for any action taken or not taken by it or them in good faith in accordance with the advice of such experts;

(e)   will not be responsible to any Person for any statement, warranty or representation made by any party other than the Custodian in connection with this Agreement;

(f)   will have no duty to ascertain or inquire as to the performance or observance by any Grantor of any of the terms, conditions or covenants of any security agreement with the Collateral Agent;

(g)   will not be responsible to any Person for the due execution, legality, validity, enforceability, genuineness, effectiveness or sufficiency of this Agreement (provided, however, that the Custodian warrants below that the Custodian has legal capacity to enter into this Agreement);

(h)   will not incur any liability by acting or not acting in reliance upon any notice, consent, certificate, statement or other instrument or writing believed by it or them to be genuine and signed or sent by the proper party or parties;

(i)   will not incur liability for any notice, consent, certificate, statement, wire instruction, telecopy or other writing which is delayed, canceled or changed without the actual knowledge of the Custodian;

(j)   shall not be deemed to have or be charged with notice or knowledge of any fact or matter unless a written notice thereof has been received by the Custodian at the address and to the person designated in (or as subsequently designated pursuant to) this Agreement;

(k)   shall not be obligated or required by any provision of this Agreement to expend or risk the Custodian’s own funds, or to take any action (including but not limited to the institution or defense of legal proceedings) which in its or their judgment may cause it or them to incur or suffer any expense or liability; provided, however, if the Custodian elects to take any such action, it shall be entitled to security or indemnity satisfactory to the Custodian for the payment of the costs, expenses (including but not limited to reasonable attorneys’ fees) and liabilities which may be incurred therein or thereby;

(l)   shall not incur any liability for acts or omissions of any domestic or foreign depository or book-entry system for the central handling of Financial Assets or any domestic or foreign custodian or subcustodian;

(m)   shall not be responsible for the title, validity or genuineness of any item of Collateral in or delivered into any Collateral Account; and

(n)   shall not be responsible for, or have any liability with respect to, any losses due to forces beyond its or their control, including without limitation, strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or act of God, and interruptions, loss or malfunction of utilities, communications or computer (software or hardware) services.

5.   Grantor’s Exculpation and Indemnification of Custodian.   Each Grantor hereby irrevocably authorizes and instructs the Custodian to follow any and all instructions and Entitlement Orders originated by the Collateral Agent regarding the Collateral Accounts, even if the result of following such instructions or Entitlement Orders from the Collateral Agent is that the Custodian dishonors items presented for payment from any Deposit Account. Each Grantor further confirms that the Custodian shall have no liability to such Grantor for complying with any instructions or Entitlement Orders originated by the Collateral Agent or for wrongful dishonor of such items in following such instructions from the Collateral Agent. The Custodian shall have no duty to inquire or determine whether any Grantor’s obligations to the Collateral Agent are in default or whether the Collateral Agent is entitled under any separate agreement between such Grantor and the Collateral Agent to give any such instructions or Entitlement Orders. The Parent Borrower agrees to be responsible for the Custodian’s customary charges and to indemnify the Custodian from and to hold the Custodian harmless against any loss, cost or expense that the Custodian may sustain or incur in acting upon instructions or Entitlement Orders which the Custodian believes in good faith to be instructions from the Collateral Agent.

6.   Subordination of Security Interests; Custodian’s Recourse to Deposit Accounts.   The Custodian hereby subordinates any claims and security interests it may have against, or with respect to, any Collateral Account at any time established or maintained with it by any Grantor (including any amounts, securities, investments, instruments, credit balances, Financial Assets or other property from time to time on deposit or carried therein or credited thereto) to the security interests of the Collateral Agent (for the benefit of the Secured Creditors) in any and all of the Collateral, and agrees that no amounts shall be charged by the Custodian to, or withheld or set-off or otherwise recouped by the Custodian from, any Collateral Account of such Grantor or any amounts, investments, instruments or other Collateral from time to time on deposit therein.

7.   Representations, Warranties and Covenants of Custodian.   The Custodian represents and warrants to the Collateral Agent that:

(a)   The Custodian is a “bank” (as defined in Section 9-102 of the UCC) and, regardless of any provision in any other agreement, the jurisdiction (determined in accordance with Section 9-304 of the UCC) of the Custodian for purposes of each Deposit Account maintained by the Grantor with the Custodian is the State of New York.

(b)   The Custodian is a “securities intermediary” (as defined in Section 8-102(a)(14) of the UCC) and is acting in that capacity and, regardless of any provision in any other agreement, the jurisdiction (determined in accordance with Sections 9-305 and 8-110(e) of the UCC) of the Custodian for purposes of each Securities Account maintained by the Grantor with the Custodian is the State of New York.

(c)   The account agreements between the Custodian and the Grantor relating to the establishment and general operation of the Collateral Accounts provide, whether specifically or generally, that the laws of New York govern the Collateral Accounts and, regardless of any provision in any other agreement, that the Custodian’s “jurisdiction” for purposes of Sections 9-304, 9-305 and 8-110(e) of the UCC in respect of the Collateral Accounts is the State of New York. The Custodian will not, without the Collateral Agent’s prior written consent, amend any such account agreement so that the Custodian’s jurisdiction for purposes of Section 9-304, 9-305 or 8-110(e) of the UCC is not the State of New York.

(d)   The Custodian has not granted and will not grant its creditors or any other Person a security interest in any of the Collateral and the Custodian will not sell, assign, transfer, hypothecate, rehypothecate, pledge, repledge, use or otherwise dispose of any of the Collateral (other than Cash) and will keep all Collateral (other than Cash) segregated from the assets of the Custodian and from the assets of its other customers.

(e)   The Custodian has not entered and will not enter into any agreement with any Person other than the Collateral Agent under which the Custodian agrees to comply with any Entitlement Orders or instructions from such other Person as to the disposition of funds from any Collateral Account.

(f)   Any item of Collateral received by the Custodian for a Grantor’s account in accordance with Section 4.03 of the Security Agreement will be credited to the appropriate Collateral Account listed on Annex A hereto for such Grantor in accordance with Section 4.02(b) of the Security Agreement.

(g)   No item of Collateral will be released by the Custodian to any Grantor or to any other Person except in accordance with Section 4.04 of the Security Agreement.

(h)   All Collateral which is a Financial Asset held by the Custodian shall be registered in the name of the Custodian or its nominee, payable to the order of the Custodian or specially indorsed to the Custodian or in blank, and in the event that any Financial Asset held by the Custodian is inadvertently registered in the name of, payable to the order of or specially indorsed to another Person and is not indorsed to the Custodian or in blank, the Custodian shall hold such Financial Asset as agent and bailee of the Collateral Agent.

8.   Further Representations.   Each Grantor (severally for itself) represents and warrants that (i) it is duly incorporated or organized and is validly existing in good standing in its jurisdiction of incorporation or organization, (ii) the execution, delivery and performance of this Agreement and all documents and instruments to be delivered hereunder or thereunder have been duly authorized, (iii) the person executing this Agreement on its behalf has been duly authorized to act on its behalf, (iv) this Agreement constitutes its legal, valid, binding and enforceable agreement, and (v) its entry into this Agreement will not violate any agreement, law, rule or regulation by which it is bound or by which any of its assets or property are affected.

9.   Account Statements and Information.   The Custodian agrees, and is hereby authorized and instructed by each Grantor, to furnish to the Collateral Agent, at its address indicated below, copies of all account statements and other information relating to each Collateral Account that the Custodian sends to such Grantor and to disclose to the Collateral Agent all information requested by the Collateral Agent regarding any Collateral Account. If any person notifies the Custodian of its assertion of any lien, encumbrance or adverse claim against any of the Collateral Accounts or in any item of Collateral contained therein, the Custodian will promptly notify the Collateral Agent and the relevant Grantor thereof.

10.   Conflicting Agreements.   This Agreement shall have control over any conflicting agreement between the Custodian and any Grantor.

11.   Merger or Consolidation of Custodian.   Without the execution or filing of any paper or any further act on the part of any of the parties hereto, any bank into which the Custodian may be merged or with which it may be consolidated, or any bank resulting from any merger to which the Custodian shall be a party, shall be the successor of the Custodian hereunder and shall be bound by all provisions hereof which are binding upon the Custodian and shall be deemed to affirm as to itself all representations and warranties of the Custodian contained herein.

12.   Notices.   (a)   All notices and other communications provided for in this Agreement shall be in writing (including facsimile) and sent to the intended recipient at its address or telex or facsimile number set forth below:

If to the Collateral Agent, at:

The Bank of New York
Corporate Trust – Dealing & Trading Dept.
101 Barclay Street, 8E
New York, New York, 10286
Attention: Fernando Acebedo
Telephone: (212) 815-2915
Facsimile: (212) 815-2830

If to a Grantor, at:

The address for notices specified for such Grantor in the Credit Agreement.

If to the Custodian, at:

The Bank of New York
One Wall Street, 14th Floor
New York, New York, 10286
Attention: Michael Jaime
Telephone: (212) 635-4614
Facsimile: (212) 635-8844/8845

or, as to any party, to such other address or telex or facsimile number as such party may designate from time to time by notice to the other parties.

(b)   Except as otherwise provided herein, all notices and other communications hereunder shall be delivered by hand or by commercial overnight courier (delivery charges prepaid), or mailed, postage prepaid, or telexed or faxed, addressed as aforesaid, and shall be effective (i) three business days after being deposited in the mail (if mailed), (ii) when delivered (if delivered by hand or courier) and (iii) or when transmitted with receipt confirmed (if telexed or faxed); provided that notices to the Collateral Agent shall not be effective until actually received by it.

13.   Amendment.   This Agreement may not be amended, modified or supplemented except in writing executed and delivered by all the parties hereto.

14.   Binding Agreement.   This Agreement shall bind the parties hereto and their successors and assigns and shall inure to the benefit of the parties hereto and their successors and assigns. Without limiting the provisions of the immediately preceding sentence, the Collateral Agent at any time or from time to time may designate in writing to the Custodian a successor Collateral Agent (at such time, if any, as such entity becomes the Collateral Agent under the Security Agreement, or at any time thereafter) who shall thereafter succeed to the rights of the existing Collateral Agent hereunder and shall be entitled to all of the rights and benefits provided hereunder.

15.   Continuing Obligations.   The rights and powers granted herein to the Collateral Agent have been granted in order to protect and further perfect its security interests in the Collateral Accounts and other Collateral and are powers coupled with an interest and will not be affected by any purported revocation by any Grantor of this Agreement or the rights granted to the Collateral Agent hereunder or by the bankruptcy, insolvency, conservatorship or receivership of any Grantor or the Custodian or by the lapse of time. The rights of the Collateral Agent hereunder and in respect of the Collateral Accounts and the other Collateral, and the obligations of each Grantor and the Custodian hereunder, shall continue in effect until the security interests of the Collateral Agent in such Collateral Accounts and such other Collateral pursuant to the Security Agreement have been terminated and the Collateral Agent has notified the Custodian of such termination in writing. The termination of this Agreement shall not terminate any Collateral Account or alter the obligations of the Custodian to each Grantor pursuant to other agreements with respect to any Collateral Account.

16.   Financial Assets.   Each Grantor, the Custodian and the Collateral Agent hereby agree that the Custodian will treat any and all Securities and any and all other Property and assets (other than Cash) credited from time to time to each Grantor’s Securities Account as Financial Assets.

17.   Additional Grantors.   It is understood and agreed that any Person that has become a Grantor under the Security Agreement after the date hereof pursuant to the requirements of the Credit Agreement or any other Credit Document shall become a Grantor hereunder by (x) executing a counterpart hereof and delivering same to the Collateral Agent, or by executing an assumption agreement in form and substance satisfactory to the Collateral Agent, (y) delivering a supplement to Annex A as is necessary to cause such Annex to be complete and accurate with respect to such additional Grantor on such date and (z) taking all actions as specified in the Security Agreement, the Credit Agreement and this Agreement as would have been taken by such Grantor had it been an original party to this Agreement on the Closing Date, in each case with all documents required above to be delivered to the Collateral Agent and with all documents and actions required above to be taken to the reasonable satisfaction of the Collateral Agent and the Administrative Agent.

18.   Governing Law; Jurisdiction; Consent to Service of Process.   (a)   This Agreement shall be construed in accordance with and governed by the law of the State of New York. Regardless of any provision in any other agreement, in respect of the Custodian, the State of New York shall be the “bank’s jurisdiction” for purposes of Section 9-304 of the UCC and the “securities intermediary’s jurisdiction” for purposes of Sections 9-305 and 8-110 of the UCC.

(b)   Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Custodian, the Collateral Agent or any Secured Creditor may otherwise have to bring any action or proceeding relating to this Agreement against any Grantor or its properties in the courts of any jurisdiction.

(c)   Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)   Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 11.01 of the Credit Agreement. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(e)   Each Grantor hereby irrevocably designates, appoints and empowers C T Corporation, with offices on the date hereof at 111 Eighth Avenue, 13th Floor, New York, New York 10011, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, each Grantor agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision reasonably satisfactory to the Custodian and the Collateral Agent under this Agreement.

19.   WAIVER OF JURY TRIAL.   EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

20.   Counterparts.   This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written above.

Grantors:

ENDURANCE SPECIALTY HOLDINGS LTD.

By:	/s/ John Del Col

Name: John Del Col Title: General Counsel and Secretary

ENDURANCE SPECIALTY INSURANCE LTD.

By:	/s/ John Del Col

Name: John Del Col Title: General Counsel and Secretary

ENDURANCE U.S. HOLDINGS CORP.

By:	/s/ Steven Carlsen

Name: Steven Carlsen Title: President

ENDURANCE WORLDWIDE HOLDINGS LIMITED

By:	/s/ Mark Boucher

Name: Mark Boucher Title: Chief Executive Officer

ENDURANCE WORLDWIDE INSURANCE LIMITED

By:	/s/ Mark Boucher

Name: Mark Boucher Title: Chief Executive Officer

Custodian:

THE BANK OF NEW YORK

By:	/s/ Michael Jesse

Name: Michael Jesse Title: Vice President

Collateral Agent:

THE BANK OF NEW YORK

By:	/s/ Andres E. Serrano

Name: Andres E. Serrano Title: Vice President

Annex A

Grantor:	Securities Account(s):	Deposit Account(s):